Exhibit 10.2

ARUBA DISTRIBUTOR AGREEMENT (STOCKING)

Contract Number: CONTRACT_CONTRACTNUMBER

This Distributor Agreement (the “Agreement”) is effective as of the date signed by the last signatory hereof (“Effective Date”) by and between Aruba Networks, Inc., a Delaware corporation having its principal place of business at 1344 Crossman Avenue, Sunnyvale, California 94089 U.S.A. (“Aruba”), and SYNNEX Corporation, a Delaware corporation having its principal place of business at44201 Nobel Drive, Fremont, CA 94538, United States (“Distributor”) (each, a “Party”, collectively, the “Parties”). The Parties hereby agree as follows:

1. DEFINITIONS

“Aruba Authorized Partner” is a Value Added Reseller who has met the requirements of the Aruba Partner Program and signed a valid partner Agreement with Aruba.

“Annual Purchase Target” means the amount, in U.S. Dollars, of Product which Distributor and Aruba mutually agree and forecast annually that Distributor will purchase from Aruba each year.

“Aruba Support Services” means the services and maintenance of Products offered by Aruba from time to time hereunder, as more particularly described on the Aruba Partner Web Site at https://partners.arubanetworks.com/ and in Exhibit A hereto.

“Documentation” means the literature, including the End User License Agreement, provided by Aruba with the Products, whether in hard copy or electronic form.

“End User” means a person or entity that purchases a product or products from Distributor or Resellers solely for internal use rather than distribution or resale.

“End User License Agreement” means Aruba’s license agreement provided by Aruba that must be assented to by the End User in order to use the Products.

“Hardware” means the physical hardware components of the Product.

“Non-Standard Pricing” means any discount to the Distributor on the Price List beyond those specified in Exhibit A hereto attached.

“Price List” means the then-current published list price referenced in Exhibit A hereto for the Territory for the Product(s),

“Products” means the Aruba products set forth on the then-current Price List for the Territory (excluding Aruba’s Wireless Mesh products), which may be amended by Aruba from time to time. A separate written authorization from Aruba is required before Partner will be permitted to include Aruba’s Wireless Mesh products within the definition of Products.

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“Purchase Order” shall mean the written, including facsimile, or electronic form of purchase order pursuant to which Distributor shall request the purchase of Products. Aruba agrees that Distributor may for purposes of administrative convenience use Distributor’s standard form of purchase order, provided, however that any pre-printed or written terms and conditions (other than the Product, Product quantity, requested ship date and shipping location) shall have no effect whatsoever.

“Reseller” means a person or entity that purchases a Product or Products from an authorized Distributor, primarily to resell to End Users, but also to providers of managed services based on Aruba equipment and software.

“Software” means the software components of the Product.

“Specifications” shall mean with respect to each Product, Aruba’s functional specifications contained in each Product’s published Documentation, as such specifications may be modified by Aruba from time to time.

“Territory” shall mean the geographic area set forth in Exhibit A.

2. TERM and TERMINATION

2.1 Term. Unless terminated earlier as provided herein, this Agreement shall be for an initial term of one (1) year from the Effective Date (“Initial Term”). The Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless a Party provides written notice that it elects to not renew this Agreement at least ninety (90) days prior to the end of the term then in effect.

2.2 Termination for Cause. Either Party may terminate this Agreement for cause if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days of written notice of such breach from the other party. Either Party may immediately terminate this Agreement for cause, and Aruba may immediately suspend all shipments to Distributor if (a) the other Party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (b) the other Party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or (c) the happening in relation to that Party of an event analogous to any of the above in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets. Aruba may terminate this Agreement immediately (a) if Distributor is acquired by or merges with a third party or there is a change in control of Distributor, or (b) upon failure to cure, within ten (10) days of written notice, of any failure by Distributor to pay any amount when due hereunder.

2.3 Termination for Convenience. Either party may terminate this Agreement at any time without cause upon sixty (60) days written notice.

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2.4 Effect of Termination or Expiration. Upon termination or expiration of this Agreement: (a) all licenses and rights granted to the parties shall immediately terminate; (b) Distributor may no longer represent itself as an Aruba Distributor or reseller; and (c) each party shall immediately return to the other party all of such other party’s Confidential Information (as defined below) and shall cease to use all such Confidential Information for any purpose, including but not limited to Distributor providing service or support to Resellers and (d) Distributor shall immediately provide Aruba with a list of all Resellers with whom Distributor is under contract to provide support services related to the Aruba Products, provided, however, that the foregoing shall not apply if the support services are limited to ArubaCare offerings. The parties agree that Aruba shall have the right to contact said Resellers to advise them that the Agreement has terminated or expired and to offer to provide them with service or support either directly or through another Distributor. Neither party shall incur any liability whatsoever to the other party for any damage, loss or expense of any kind suffered or incurred by such other party arising from or incident to any termination or expiration of this Agreement which complies with the terms of this Agreement.

2.5 Return of Inventory. Upon termination, non-renewal or other expiration of this Agreement for any reason, Distributor shall have the right to return any and all Products which remain unsold in Distributor’s inventory to Aruba and Aruba shall repurchase from Distributor all such Products at the invoice price paid by Distributor for such Products. In the event of a material breach, the breaching party shall pay the freight for any such repurchases; in all other events, the terminating party shall pay the freight charges for any such repurchases. In addition, Aruba shall immediately convert any outstanding credits granted or credit memos issued by Aruba to Distributor and any other amounts that can be offset by Distributor into cash and shall pay such cash to Distributor within [***] ([***]) days after the termination date after first applying all credits granted to any/all outstanding open invoices agreed to by the both parties. In the event Distributor terminates the Agreement pursuant to Section 2.2(a), (b) or (c), Distributor, in its sole and exclusive discretion, may return all current Products held in inventory in exchange for credit against any amounts owed by Distributor to Aruba.

3. APPOINTMENT

3.1 Distributor Appointment. Subject to Distributor’s compliance with all of the terms of this Agreement, Aruba grants Distributor the non-exclusive, non-transferable right, during the term of this Agreement, to distribute the Products only (a) exactly as packaged and provided by Aruba and (b) to Resellers that take delivery in and have a principle place of business located in the Territory. Nothing in this Agreement shall be construed as limiting in any manner Aruba’s marketing or distribution activities or its appointment of other dealers, resellers, distributors, licensees or agents. A separate written authorization from Aruba is required before Partner will be permitted distribute Aruba’s Wireless Mesh products.

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3.2 Relationship. Distributor is an independent contractor of Aruba under this Agreement. All financial obligations associated with Distributor’s business are the responsibility of Distributor. All sales and other agreements between Distributor and Resellers are Distributor’s exclusive responsibility. Distributor will be solely responsible for, and will indemnify to hold Aruba free and harmless from, any and all claims, damages or lawsuits arising out of the acts, omissions, failure to act or misrepresentations of Distributor, and/or its employees, officers, directors or agents.

3.3 Duties of Distributor. Distributor certifies that it is purchasing the Hardware with the accompanying Software for resale and, in the case of the Software, sublicensing, to resellers within the Territory. Distributor will:

a.	provide (i) point of sale (POS) information on a daily basis on all Aruba products sold with Reseller, End User, pricing, shipping, SKU, quantity, order number, and promotion/non-standard pricing information in the exact format reasonably provided by Aruba; (ii) a daily inventory report listing the quantity of each Product (based on individual SKU) held in the Distributor’s inventory; (iii) daily back order information report listing the quantity of each Product (based on individual SKU); (iv) daily in-transit report listing the quantity of each Product (based on individual SKU); and (v) a daily list of all open orders with SKUs Reseller, End User, pricing, shipping and promotion/non-standard pricing information.;

b.	provide Aruba with copies of Purchase Orders for Aruba equipment from Resellers and from End-Users on request;

c.	market and distribute Products only to Resellers and only in the Territory, however if the Territory includes all or part of the European Union (EU), then Distributor may distribute to Resellers outside the Territory who

i.	are located and take delivery within the EU,

ii.	are not solicited by Distributor, and

iii.	approach Distributor in the Territory on their own initiative;

d.	engage in advertising and/or sales promotion activities only in the Territory, designate the Products by their correct name and identify them as the Products of Aruba being marketed by Distributor as an independent agent;

e.	recruit Resellers that are willing to become Aruba Authorized Partners only in the Territory and in accordance with the requirements of current Aruba Partner Program as updated by Aruba from time to time;

f.	undertake not to provide Aruba Products to any existing Aruba Authorized Partners that are aligned with another Aruba Distributor, except where

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i.	the Aruba Authorized Partner approaches the Distributor on their own initiative, and

ii.	Aruba agrees in writing that Distributor may provide that Aruba Authorized Partner with Aruba Products;

g.	assign a full-time resource dedicated solely to Aruba to manage Distributor’s Aruba business, Aruba Authorized Partners and be the day to day liaison with Aruba.

h.	provide Aruba Authorized Partners with regular sales training, assistance in business planning;

i.	adhere to Aruba guidelines in terms of price support and deal registration in accordance with the requirements of the current Aruba Partner Program;

j.	to use the price list appropriate to the Territory as the basis for resale;

k.	have on staff appropriately skilled technical personnel trained on Aruba in accordance with the requirements outlined in Exhibit A;

l.	maintain places of business as necessary to provide good customer service and marketing coverage in the Territory, and maintain a qualified sales organization which will call on Resellers and qualified potential Resellers in the Territory;

m.	not engage in any deceptive, misleading, illegal or unethical business practice;

n.	distribute the Software for use solely in conjunction with and as embedded in the Products and solely in accordance with the then-current End User License Agreement, and to provide documentary or any such other support as reasonably requested to assist Aruba’s efforts to enforce the terms of such End User License Agreement;

o.	to the extent applicable, offer Aruba Support Services only in accordance with the terms, conditions, requirements and limitations set forth in the ArubaCare Agreements referenced in Exhibit A, as amended by Aruba from time to time upon notice to Distributor;

p.	promptly pass on to Aruba any reported Product suggestions and defects of which Distributor has written notice (including safety problems) and Distributor acknowledges and agrees that Aruba has an irrevocable, royalty-free right to fully exploit any such information, including, without limitation, modifying Products to address such issues); comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority; and obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of the Products to any location in compliance with all applicable laws and regulations prior to delivery thereof by Aruba; Aruba will provide Distributor with required documents and reasonable assistance with respect to export compliance;

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q.	comply with all laws and obtain any necessary registrations, permits, and approvals required in (or to import the Products into) the Territory; and

r.	promptly notify Aruba in writing of any known or suspected infringement or misappropriation of Aruba’s proprietary rights of which Distributor has written notice.

3.4	Aruba grants no rights or licenses other than those licenses expressly and unambiguously granted herein.

4. CONFIDENTIALTY

Each party will disclose proprietary and confidential information to the other, including without limitation code, inventions, algorithms, know-how, ideas, and all business, technical and financial information (“Confidential Information”). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any of the other party’s Confidential Information to any third parties other than the receiving party’s employees, agents and consultants who have a strict need to know such information and who are bound by confidentiality obligations that are at least as protective of the Confidential Information as this Section 4. The receiving party will not use any of the disclosing party’s Confidential Information for any purpose other than in the performance of this Agreement. The parties’ nondisclosure obligations will not apply to information that (i) is generally available to the public, other than through breach of this Agreement or (ii) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality or (iii) is obtained by the receiving party from a third party, without an obligation to keep such information confidential or (iv) is required to be disclosed by a government or court order, provided, however, that to the extent that such disclosure is required by valid government or court order that, to the extent legally permissible, the receiving party first give notice to the disclosing party and in order to allow the disclosing party an opportunity to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. Because of the unique and proprietary nature of the Confidential Information, it is understood and agreed that any remedy at law for a breach of any obligations under this Section 4 may be inadequate and that such breach may cause irreparable harm to the disclosing party; therefore the disclosing party will be entitled to seek immediate injunctive relief in addition to any other remedies.

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5. PURCHASE OF PRODUCT BY DISTRIBUTOR: PRICING AND PAYMENTS

5.1 Purchase Orders. Distributor shall submit to Aruba Purchase Orders with a minimum thirty (30) day lead times prior to the requested delivery date. Each Purchase Order shall include Product Model Number, quantity, unit and/or extended price in U.S. Dollars, payment terms (as set forth in section 5.7, below), requested ship date (after lead time) and shipment method, including carrier, delivery schedule and destination. Aruba will accept or reject each Purchase Order in writing or electronically within five (5) US business days and a failure to accept or reject will be deemed an acceptance. If Aruba rejects a Purchase Order, the Parties may negotiate in good faith regarding possible changes in such Purchase Order which would make such Purchase Order mutually acceptable.

5.2 Pricing

A. Standard Pricing. For Products acquired under this Agreement, Distributor shall pay to Aruba the price set forth on the Price List minus the discount set forth in Exhibit A. Such prices do not include any additional charges for shipment, which shall be paid by Distributor. Distributor shall reimburse Aruba for any such charges paid by Aruba within thirty (30) days of invoice thereof. Distributor is free to set the prices at which it sells the Products without consultation with Aruba.

B. Rebate for Non Standard Pricing (NSP). Aruba will rebate to Distributor additional discounts for products sold at Non Standard Pricing (NSP) provided (i) the required Point of Sale (POS) information is delivered to Aruba provided as specified in Section 3.3 (c) and (ii) the additional discount is agreed and approved in advance with Aruba and validated with both an NSP Reference and Deal Registration reference numbers provided by Aruba.

5.3 Annual Purchase Target. If Distributor fails to meet its annually-agreed Annual Purchase Target, Aruba may, in its sole discretion, change the level of discount that the Distributor is receiving and to amend Exhibit A to reflect such change in discount. The Annual Purchase Target for the initial year is set forth on Exhibit A. In no event will Distributor be responsible to pay any amounts to Aruba as the result of any failure to meet the Annual Purchase Target.

5.4 Price Changes. The Price List for the Products is subject to change by Aruba from time to time upon notice to Distributor.

5.4.1 Price Increases. Aruba shall endeavor to provide thirty (30) days prior notice via its partner website or otherwise of price increases. Price changes will apply to Products that are ordered by Distributor on or after the effective date of the change.

5.4.2 Price Decreases. Aruba shall have the right, in its sole and exclusive discretion, from time to time or at any time to decrease its list price for the Products with thirty (30) days prior written notice to Distributor. In the event of such price decrease, Aruba shall promptly grant Distributor a corresponding price decrease and issue a credit memo for (a) any affected Products ordered or purchased by Distributor, which have not been shipped or delivered to Distributor or which are in transit, and (b) all Products that have been held in inventory for six (6) months or less by Distributor on the date of such price reduction.

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5.5 Changes in Products. Aruba may change the functionality or features of, or discontinue the manufacture, license or sale of any Products provided hereunder. Distributor understands and agrees that Aruba cannot and does not make any warranty in regards to advance notice of any such changes in Products.

5.6 Change Order.

5.6.1 Reschedule. Distributor shall have the right to reschedule up to [***] percent ([***]%) of an accepted Purchase Order for no more than thirty (30) days from the scheduled shipping date for such accepted Purchase Order if Distributor provides written notice to Aruba at least fifteen (15) business days prior to the original scheduled shipping date; provided that each Purchase Order may only be rescheduled once. Distributor shall have no right to return or exchange any portion of shipped orders, other than the standard warranty discussed in Section 6 below. If rescheduling occurs within fifteen (15) days of the scheduled shipping date, Aruba may charge a [***] percent ([***]%) rescheduling fee.

5.6.2 Cancellation. Distributor shall have the right to cancel an accepted Purchase Order or any portion thereof any time prior to the scheduled shipment date. If the accepted Purchase Order is cancelled within [***] ([***]) days of the scheduled ship date, Aruba may charge a [***] percent ([***]%) cancellation fee which will be passed through to Distributor’s customers.

Distributor shall have no right to cancel shipped Orders.

5.7 Payment Terms. Distributor shall pay each invoice within [***] ([***]) days of the date of such invoice. All payments shall be made in the United States in U.S. dollars. If the Products are delivered in installments, Distributor shall be invoiced for each installment. Each shipment shall be treated as a separate transaction, but in the event of any failure of Distributor to make payment as provided above, Aruba may decline to make further shipments without in any way affecting its rights hereunder.

5.7.1 Credits, Credit Memos and Offsets. Any credits granted or credit memos issued pursuant to this Agreement may be convertible into cash by providing the indebted party thirty (30) days prior written notice of request for conversion, as long as there are no other outstanding invoices due to Aruba by Distributor. Distributor may offset amounts due to Aruba for Product purchases with any credits granted or credit memos issued to Distributor, or any other current amounts owed by Aruba to Distributor.

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5.8 Delivery, Freight Charges, Risk of Loss. In its acceptance of Purchase Orders, Aruba shall notify Distributor of Aruba’s targeted shipment dates for the Products. Aruba shall provide the Products FOB Origin, Aruba’s designated facility provided that such facility is within the contiguous United States. (Incoterms 2000), freight charges to be paid by Distributor. Title to Hardware and all risk of loss shall pass to Distributor upon tender of shipment. Unless otherwise specified on the Purchase Order, delivery shall be made to Distributor’s address specified on the first page of this Agreement. Distributor shall notify Aruba of its preferred forwarders, brokers, transportation suppliers and insurance carriers and Aruba shall use such preferred entities in accordance with Distributor’s instructions. Notwithstanding the foregoing, in the absence of specific instructions from Distributor, Aruba shall select the carrier and arrange for in-transit insurance, all at Distributor’s expense. Title to Software shall at all times remain solely with Aruba.

5.9 Taxes. All amounts payable to Aruba hereunder this Agreement do not include any taxes, levies, or similar governmental charges, however designated, or any related penalties, including those now in force or enacted in the future (“Taxes”). Distributor shall be responsible for all such Taxes excluding Taxes due on Aruba’s net income, unless Distributor provides Aruba with a tax-exempt certificate.

5.10 Stock Rotation. Distributor may return overstocked Products to Aruba for a full credit of the price paid for such Products, provided that (i) the Products are in Distributor’s inventory and are new, unused and in their original, sealed condition; (ii) Distributor submits to Aruba its notice to return Product (“RMA Request”) within the ten (10) day period following each calendar quarters (ending March 31st, June 30th, September 30th and December 31st); (iii) such credit does not to exceed [***] percent ([***]%) of the net shipments to Distributor during the [***] ([***]) calendar quarter immediately preceding the date of Distributor’s RMA Requests and are Products which have not appeared on a POS report provided by Distributor or were drop shipped to the End User by Aruba. Consequently, returned product shall not be returned from End User’s inventory. Aruba shall credit Distributor s account in the amount of the purchase price of the Products. Distributor may apply such credit to any Aruba invoice. Distributor shall pay for freight charges under this section.

5.11 Packaging. Aruba shall package the Products in Aruba’s customary manner but shall use commercially reasonable efforts to provide special packaging at Distributor’s written request and expense and in accordance with the following minimum requirements:

5.11.1	The Products shall be shipped on reusable pallets and shall not be slip sheeted.

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5.11.2 Each unit of Product shall be marked with a UPC bar code. If any unit of Product is not marked with a UPC bar code, then Distributor will, at its option, either return the Product to Aruba at Aruba’s expense, or charge Aruba [***] ($[***]) per Product unit.

5.11.3 If serialized, the serial numbers shall be conspicuously labeled on the outside of the box in both readable and bar code format.

6. LIMITED WARRANTY; DISCLAIMER

6.1 Limited Warranty. Aruba warrants only to End Users that the Hardware portion of Products will substantially conform to the Specifications for a period of [***] ([***]) months from the date of shipment to Distributor and that the Software portions will substantially conform to the Specifications for a period of [***] ([***]) days from the date of shipment to Distributor. In the event of a breach of this warranty, Distributor’s sole and exclusive remedy, and Aruba’s sole and exclusive liability, shall be for Aruba to use its commercially reasonable efforts to correct or repair the Products or to replace the Products that cause breach of this warranty. If Aruba cannot, or determines that it is not practical to, repair or replace the returned Product, then the sole and exclusive remedy and the limit of Aruba’s obligation shall be to refund the amount received price by Aruba from Distributor for such Products.

6.2 Warranty; Exclusions. The warranties do not extend to any defect which is caused by a Product being modified or altered, or not being maintained to Aruba’s reasonable maintenance recommendations, or being operated in a manner other than a manner in which it was intended to be operated or being treated with abuse, negligence or other improper treatment (including, without limitation, use outside any recommended environment set out in the Specification) or being repaired or modified by anyone other than Aruba or an Aruba authorized company. Distributor is fully responsible for the satisfaction of its End Users and will be responsible for all claims, damages, settlements, expenses and attorneys’ fees incurred by Aruba with respect to Distributor’s Resellers or their claims beyond Aruba’s above warranty obligation to Distributor. It is a condition of this Agreement that Aruba is entitled to supply the Products to Distributor and License the Software to End Users in accordance with this Agreement.

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6.3 Warranty Returns. Distributor will handle and be responsible for all warranty returns from its Resellers or End Users. All Products must be returned to Aruba in accordance with Aruba’s then-currently notified Return Material Authorization (RMA) procedure. Products obtained from Aruba that do not comply with the warranty and are returned (by Distributor only) to Aruba during the warranty period will be repaired or replaced at Aruba’s option, provided Distributor bears the cost of freight, insurance, duties and import and export fees to the point of repair or return. If the returned Products are covered by the above warranty, Aruba will bear the cost of freight, insurance, duties and import and export fees for return of goods to Distributor. For the first thirty (30) days after shipment, Aruba will replace any non-compliant Product with a new Product within one business day of notice via the RMA procedure. Resellers (or their End Users) may purchase an extension of this next business day protection through a separate support and service agreement. In the absence of such a support and service agreement, for thirty or more days after shipment but within the twelve month warranty period, Aruba will replace or repair any non-compliant Product and return in operable condition to Distributor within forty-five (45) days of notice and receipt of the non-compliant Product via our RMA procedure. Access to Aruba’s Technical Assistance Center (“TAC”) for any and all questions, consultation, deployment assistance, or problem reports shall be provided only pursuant to a separate service and support agreement.

6.4 Warranty Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES AND OTHER TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT , ALL PRODUCTS AND SERVICES ARE PROVIDED TO DISTRIBUTOR ON AN “AS IS” BASIS WITHOUT ANY WARRANTY WHATSOEVER, AND ARUBA AND ITS LICENSORS AND SUPPLIERS EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, TERMS AND CONDITIONS, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF QUALITY AND FITNESS FOR A PARTICULAR PURPOSE. ARUBA ALSO MAKES NO WARRANTY REGARDING NONINTERRUPTION OF USE OR FREEDOM FROM BUGS.

7. MARKETING

7.1 Marketing. Aruba will use commercially reasonable efforts to keep Distributor informed of marketing products and technical information in sufficient and accurate detail to enable Distributor to properly promote the Products. Aruba may, in its discretion, convey to Distributor information on sales prospects and inquiries that Aruba has received with respect to the Territory. In order to assist Distributor in its marketing and resale efforts with respect to the Products, Aruba agrees to provide to Distributor product or technical consultation with the date, location and fees for such consultation to be agreed to by the Parties. Distributor and Aruba shall each bear their own transportation and living expenses for the consultation services. Distributor agrees to have the number of knowledgeable sales and marketing persons specified in Exhibit A

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7.2 [Reserved]

7.3 Publicity – End User Installations. Distributor and Aruba agree that promotion of End User projects is in their mutual best interests. Therefore both Parties will cooperate in developing promotional material, including but not limited to, press releases, white papers, technical papers and journal submissions. Distributor will use all commercially reasonable efforts to secure End User approval to use its name and project details in these public documents and disclosures.

7.4 Product Publicity. Distributor will use its resources to promote Products in the Territory. This may include, but is not limited to: press releases concerning products, liaison with local trade press, and trade show representation and advertising. Each party will have the right to review and approve or reject the content of any press release, advertising or collateral relating to the Products or in any way arising out of this Agreement prior to its issuance. Distributor will keep Aruba informed of any activities it conducts as defined in this Section. Each party agrees that when using the other party’s name, logo(s) or Product names, it will comply with all such other party’s trademark usage guidelines in effect at the time. With Distributor’s prior written authorization, Distributor shall have the right to publicly identify Distributor as a distributor of the Products and to include Distributor’s name, logo and other relevant information in marketing and website collateral.

8. LIMITATION OF LIABILITY

8.1 NEITHER PARTY LIMITS OR EXCLUDES ANY LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE, OR FOR FRAUDULENT MISREPRESENTATION.

8.2 SUBJECT TO SECTION 8.1, AND EXCEPT FOR A PARTY’S BREACH OF CONFIDENTIALITY UNDER SECTION 4, AND A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10, NEITHER PARTY NOR ARUBA’S LICENSORS NOR ARUBA’S SUPPLIERS WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR AMOUNTS THAT IN THE AGGREGATE ARE IN EXCESS OF TWO TIMES THE AMOUNTS PAID TO ARUBA HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION FIRST AROSE.

8.3 SUBJECT TO SECTION 8.1 AND EXCEPT FOR EITHER PARTY’S OBLIGATIONS UNDER SECTION 4, NEITHER DISTRIBUTOR NOR ARUBA NOR THEIR LICENSORS NOR SUPPLIERS WILL BE LIABLE TO THE OTHER PARTYWITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR FOR LOSS OR CORRUPTION OF DATA OR INTERRUPTION OF USE.

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9. INTELLECTUAL PROPERTY RIGHTS

Aruba and/or its suppliers have and retain all right, title and interest in and to the Software portion of the Products and in and to all intellectual property rights relating to the Products (including, without limitation, copyright, database rights, design rights and any trademark, service mark or trade name rights associated therewith), as well as to all copies and derivative works thereof. Distributor will not delete or in any manner alter any proprietary notices of Aruba and its suppliers and licensors appearing on or in the Product(s) or Software. Distributor will not (and will not grant permission to anyone to) (i) disassemble, decompile, alter or reverse engineer the Products or otherwise attempt to derive the source code, structure, algorithms or ideas underlying the Products (except to the extent the provisions of this clause (i) are expressly prohibited by applicable law), (ii) rent, lease or otherwise provide temporary access to a Product, (iii) copy or modify the Products.

Any attempt by Distributor to (or to grant permission to others to) register as its own, or adopt, use or attempt to register any trademark or service that is confusingly similar to Aruba’s trade names, trademarks or service marks will entitle Aruba to terminate this Agreement.

10. INDEMNIFICATION

10.1 Aruba shall defend Distributor and its officers, directors, agents and employees (“Indemnified Party”) against claims brought against them by a third party to the extent such claims arise from (i) infringement by the Product of any United States or Canadian copyright or patent issued in the Territory as of the date of delivery of the applicable Product and (ii) the design of the Product by Aruba , and pay all costs, damages and expenses (including reasonable legal fees) finally awarded against an Indemnified Party by a court of competent jurisdiction or an arbitrator pursuant to Section 11, or as agreed to in a written settlement agreement signed by Aruba; provided that: (1) such Indemnified Party notifies Aruba in writing of any and all threats, claims and proceedings related thereto promptly upon first learning of any such threats or claims, so as not to prejudice Aruba; (2) Aruba is given the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; and (3) such Indemnified Party provides Aruba, at Aruba’s request, with the assistance and information necessary to perform Aruba’s obligations under this Section. Aruba will not be responsible for any settlement it does not approve in writing. The foregoing obligation of Aruba does not apply with respect to Product or portions or components thereof (i) that are made in whole or in part in accordance with Distributor specifications, (ii) that are modified by Distributor (or under Distributor’s direction) after shipment by Aruba, to the extent the alleged infringement relates to such modification, (iii) that are combined by Distributor with other products, processes or materials to the extent the alleged infringement relates to such combination, (iv) where Distributor continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, (v) to the extent Distributor’s use of the Product is incident to an infringement not resulting primarily from the Product or (vi) to the extent Distributor’s use is not strictly in accordance with this Agreement and all applicable licenses and documentation. Notwithstanding the foregoing, Aruba may not settle any claim that affects Distributor’s rights or interests without Distributor’s prior written consent.

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10.2 Distributor Indemnification. Distributor shall indemnify Aruba and its officers, directors, agents, and employees from all damages, settlements, attorneys’ fees and expenses related to a claim of infringement or misappropriation to the extent such claim arises from a Product or portion or component(s) thereof (i) that are not supplied, developed by, or approved for use by Aruba, (ii) that are made in whole or in part in accordance with Distributor specifications, (iii) that are modified by Distributor or under Distributor’s direction after shipment by Aruba, to the extent the alleged infringement relates to such modification, (iv) that are combined by Distributor with other products, processes or materials to the extent the alleged infringement relates to such combination, (v) where Distributor continues allegedly infringing activity after being notified thereof or after being informed of modifications to the extent compliance with such notification would have avoided the alleged infringement, (vi) to the extent Distributor’s use of the Product is incident to an infringement not resulting primarily from the Product or (viii) to the extent Distributor’s use of a Product is not strictly in accordance with this Agreement and all applicable licenses and documentation.

10.3 Alternatives. In the event that Aruba reasonably believes that the use of the Products may be enjoined or otherwise infringe third party rights, Aruba shall use reasonable efforts to procure on reasonable terms the right to continue using the Products, or to replace or modify the Products so that they are outside the scope of the injunction or infringement. If neither of those actions is reasonably feasible despite of Aruba’s reasonable efforts, Aruba shall refund to Distributor the unamortized portion of the purchase price or license fee actually paid by Distributor for such Products (as amortized on a straight line basis over five years from the date of shipment of such Product). The foregoing states the parties’ entire rights and liabilities with respect to infringement of third party intellectual property rights.

Distributor shall indemnify Aruba and its officers, directors, agents, and employees from all damages, settlements, attorneys’ fees and expenses related to any claim by its End Users that arises from or is in any way related to any misrepresentations, warranties (except to the extent such warranties are provided by Arbua), or negligent acts or omissions by Distributor.

11. GENERAL

11.1 Assignment. Neither this Agreement nor any rights under this Agreement shall be assigned or otherwise transferred by either party without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to assign all or part of this Agreement without the other party’s approval in the event of a merger, acquisition or reorganization of all or substantially all of its assets, provided that neither party shall have the right to assign all or party of this Agreement to a direct competitor of the other party. This Agreement shall bind and insure to the benefit of the successors and permitted assigns of the Parties.

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11.2 Notices. Any notice, report, approval or consent required or permitted hereunder shall be in writing and in the English language. Any notices required or permitted to be given to either Party hereunder shall be deemed properly given when delivered by certified or registered mail (return receipt requested), hand delivery, or overnight delivery with signature proof of delivery, such as Federal Express, and directed to such Party at the address appearing in the first paragraph of this Agreement, to the attention of the General Counsel.

11.3 Severability and Headings. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute, rule or law, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings used in this Agreement are provided for convenience only, and shall not in any way affect the meaning or interpretation hereof.

11.4 Waiver. No waiver of any right by either Party under this Agreement shall be of any effect unless such waiver is expressed, in writing and signed by the waiving Party. Any purported waiver not consistent with the foregoing shall be void.

11.5 Force Majeure. Each party’s failure to perform its obligations hereunder, shall be excused to the extent and for the period such performance is prevented by fire, flood, earthquake, acts of God, shortages of supplies, explosion, casualty of war, labor dispute, inability to obtain delivery of parts, failure of supplies of electrical power, violence, any governmental law, order, regulation or ordinance, or any other act or condition beyond the reasonable control of Aruba. In such case, the affected party shall (a) give prompt, written notice to the other party, (b) use its reasonable commercial efforts to correct promptly such failure or delay in performance, and (c) shall resume performance promptly once the foregoing condition has abated.

11.6 Relationship of the Parties. The Parties understand and agree that their relationship hereunder is one of contract and that they are not and shall not be construed as partners, joint ventures, or agent and principal. In no event shall either Party be authorized to act for or on behalf of the other Party.

11.7 Survival. In the event of the expiration or termination of this Agreement, the provisions of Section 1 (“Definitions”), Subsection 2.4 (“Effect of Termination”), Section 4 (“Confidentiality”), Subsection 5.7 (“Payment Terms”), Section 6 (“Limited Warranty; Disclaimer”), Section 8 (“Limitation of Liability”), Section 9 (“Intellectual Property”), Section 10 (“Indemnification”), and Section 11 (“General”) shall survive and shall continue to bind the Parties.

11.8 English Language. This Agreement is in the English language only, which language shall be controlling in all respects. Any versions of this Agreement in any other language will be for accommodation only and will not be binding on either party. All communications and documentation for the products to be furnished under this Agreement shall be in the English language.

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11.9 Choice of Law; Jurisdiction; Arbitration. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California, without applying conflicts of law rules, and specifically excluding from application the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising from or relating to the subject matter of this Agreement that cannot be resolved thereby within a period of thirty (30) days after written notice of a dispute has been given by one party hereunder to the other (the last day of such thirty (30) day period being herein referred to as the “Arbitration Date”), shall be finally settled by arbitration in San Francisco, California, using the English language in accordance with the Arbitration Rules and Procedures of JAMS/Endispute (“JAMS”) then in effect, by an arbitrator with substantial experience in resolving complex commercial contract disputes, who will be chosen from the appropriate list of JAMS arbitrators. If the parties cannot agree upon the identity of an arbitrator within fifteen (15) days following the Arbitration Date, then an arbitrator shall be selected on an expedited basis in accordance with the Arbitration Rules and Procedures of JAMS. Any arbitrator so selected shall have substantial experience in the networking industry. The arbitrator shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses (including reasonable attorneys’ fees, expert witness fees and all other expenses) incurred in connection therewith. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each party shall have the right to institute an action in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator, provided that a permanent injunction and damages shall only be awarded by the arbitrator. For all purposes of this Section 11.9, the parties consent to exclusive jurisdiction and venue in the United States Federal Courts located in the Northern District of California. Nothing in this Section 11.9 shall prevent either party from commencing action in any other court in order to enforce its rights in intellectual property or proprietary or confidential information.

11.10 Amendment. This Agreement may be amended only in writing, signed by both Parties. Any purported oral modification hereof shall be void.

11.11 Entire Agreement. This Agreement, including all Exhibits (including, without limitation, any terms, conditions and limitation referenced in such Exhibits as being incorporated into this Agreement), is the entire agreement between the Parties with respect to this subject matter, and supersedes all prior and contemporaneous discussions, communications and agreements, written or oral, with respect thereto and subject to section 8.1 each party confirms that it has not been induced to enter into this Agreement as a result of any representation or statement which is not set out herein. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Aruba and Distributor.

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11.12 Government Restricted Rights. Distributor acknowledges and shall state in every agreement under which its Resellers which are agencies, departments or entities of the United States Government (“Government”) obtain rights to use the Products, that (i) use, reproduction, release, modification or disclosure of such Products, or any part thereof, including technical data, is restricted in accordance with Federal Acquisition Regulation (“FAR”) 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement (“DFARS”) 227.7202 for military agencies, (ii) such Products are commercial products, which were developed at private expense, and (iii) use of such Products by any Government agency, department or other agency of the Government is further restricted as set forth in this Agreement.

11.12 Third parties. No part of this Agreement may be enforced by any person or entity which is not a party to it.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ARUBA NETWORKS, INC.	SYNNEX Corporation

By: /s/ Alexa King	By: /s/ Daniel T. Brennan

Name: Alexa King	Name: Daniel T. Brennan

Title: General Counsel	Title: Corporate Counsel

Date: 9/29/2011	Date: 9/23/2011

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EXHIBIT A

DISTRIBUTOR

(BUSINESS TERMS)

TERRITORY

US & Canada, other territories solely upon Aruba’s advance prior written consent

PRODUCT & SERVICES PRICE LIST

Distributor shall have the right to sell the Products on the North America Aruba Price List (“Price List”) posted on the Aruba Partner Web Site at https://partners.arubanetworks.com/

ANNUAL PURCHASE TARGET

[***]

PRODUCT & SERVICES PRICING/DISCOUNTS

[***]

DISTRIBUTOR PERSONNEL TRAINING

Sales/Presales Training

Sales Professionals and System Engineers are required to be able to develop Aruba leads, qualify, present, demo and quote potential customers. Such personnel shall complete Supplier’s Sales Specialist training and qualification. Supplier shall provide Distributor one time instructor-led sales training at a Distributor designated training location prior to launch of partnership. Online training resources will also be provided by Supplier. Supplier may provide additional instructor-led sales training related to the introduction of new products or programs, or at any time as mutually agreed by Supplier and Distributor.

Technical Training

Supplier will require a minimum of three (3) Distributor Engineers be trained and achieve Aruba Certified Mobility Associate (ACMA) certification within the first ninety (90) days from the Effective Date to provide pre-sales technical support Resellers and Aruba Authorized Partners. At least one engineer must complete additional training and pass the Aruba Certified Mobility Professional (ACMP) written exam within 6 months of the Effective Date.

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Supplier will provide seats [***] for these three (3) engineers to complete necessary training at Supplier-offered public training courses. Distributor will be responsible for certification expenses (testing fees, travel and expenses) for the ACMP exam. The ACMA exam is available online at no charge. Additional technical training courses and certification exams will be provided to Distributor at [***]% off List Price.

In the event that one of the Aruba-certified engineers is no longer employed or available to perform its duties, Distributor will put in place a new engineer to meet Supplier certification requirements.

If the parties mutually agree that Distributor will provide Distributor-branded support offerings, additional technical certification requirements may apply and will be addressed by the parties in writing.

DEMONSTRATION CAPABILITIES

Distributor is responsible for establishing a fully functional Demo capability, containing Products reasonably specified by Supplier, within sixty (60) days after the Effective Date of this Agreement. Aruba from time to time will modify the items required to be contained in the Distributor Demo equipment, and Distributor shall be responsible for updating Demo equipment to meet such requirements within sixty (60) days after Aruba notifies Distributor of a requirements modification.

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